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                                                                    Exhibit 99.1


CONTACT:  JOSEPH MACNOW
          (201) 587-1000

                                                     [VORNADO REALTY TRUST LOGO]
                                                     210 Route 4 East
                                                     Paramus, NJ  07652


                     FOR IMMEDIATE RELEASE - JANUARY 3, 2002

         PARAMUS, NEW JERSEY.....VORNADO REALTY TRUST (NYSE:VNO) and Charles E.
Smith Commercial Realty L.P. ("CESCR") today announced that they have completed their previously announced combination. Prior to the combination, Vornado owned a 34% interest in CESCR. The consideration for the remaining 66% of CESCR was approximately $1,593 million, consisting of a fixed amount of 15.7 million newly issued Vornado Operating Partnership units (valued at $608 million) and $985 million of debt (66% of CESCR's total debt).

         CESCR owns and manages 12.9 million square feet of office properties in Washington D.C. and Northern Virginia and manages an additional 5.8 million square feet of office and other commercial properties in the Washington D.C. area.

         Vornado Realty Trust is a fully-integrated equity real estate investment trust.

         Certain statements contained herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors.

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